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                                                                     EXHIBIT 8.8

                     FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT


     AGREEMENT made as of this 1st day of June 1998 between Nicholas Applegate Mutual Funds, a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "Act"), acting through its Board of Trustees or its duly appointed representative on behalf of the portfolios listed on the attached Appendix "C" as the same may be amended from time to time (the "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate").

                                      WITNESSETH

     WHEREAS the Fund has appointed the Delegate as custodian (the "Custodian") of certain of the Fund's Assets pursuant to a Custodian Agreement dated June 1, 1998 (the "Custodian Agreement");

     WHEREAS the Fund may, from time to time, determine to invest and maintain some or all of the Fund's Assets outside the United States;

     WHEREAS the Board of Trustees of the Fund (the "Board") wishes to delegate to the Delegate certain functions with respect to the custody of Fund's Assets outside the United States;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements
herein contained, the Fund and the Delegate agree as follows.   Capitalized
terms shall have the meaning indicated in Section 12 unless otherwise indicated.

     1.   MAINTENANCE OF FUND'S ASSETS ABROAD.   The Fund, acting through its
Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement to place and maintain the Fund's Assets within the countries listed in Schedule 1 attached hereto (as such Schedule may be amended from time to time in accordance herewith). Such instruction shall be deemed to include an instruction to use any Compulsory Securities Depository in any such country and shall represent on instruction under the terms of the Custodian Agreement. Countries may be added to Schedule 1 by written instruction of the Fund that is accepted in writing by the Delegate as an amendment to Schedule 1. With respect to amendments adding countries to
Schedule 1, the Fund acknowledges that - (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on


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conditions in the particular country, advance notice may be required before the
Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and
(c) nothing in this Agreement shall require the Delegate to provide delegated or custodial services in any country not listed in Schedule 1 until such amended
Schedule 1 has been accepted by the Delegate in accordance herewith.

     2.   DELEGATION.    Pursuant to the provisions of Rule 17f-5 under the Act
as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Agreement concerning the safekeeping of the Fund's Assets in each of the countries set forth in Schedule 1 hereto as amended from time to time. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Agreement, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the Sovereign Risk and Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Compulsory Securities Depository), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

     3. SELECTION OF ELIGIBLE FOREIGN CUSTODIAN AND CONTRACT ADMINISTRATION. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

     (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIAN. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; PROVIDED that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

          (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

          (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;


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          (iii)     The Eligible Foreign Custodian's general reputation and
     standing and, in the case of a Securities Depository, the depository's operating history and number of participants; and

          (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

     (b) CONTRACT ADMINISTRATION. In the case of an Eligible Foreign Custodian that is not a Securities Depository or a U.S. Bank, the Delegate shall cause that the foreign custody arrangements shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

          (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

          (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

          (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

          (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

          (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

          (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

     Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other


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     provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

     (c)  LIMITATION TO DELEGATED SELECTION.   Notwithstanding anything in this
Agreement to the contrary, the duties of Delegate under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Compulsory Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7.


     4.   MONITORING.    The Delegate shall establish a system to monitor at
reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Agreement. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Agreement. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Agreement.

     5.   REPORTING.     At least annually and more frequently as mutually
agreed between the parties, the Delegate shall provide to the Board and the Investment Advisor written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to
Section 3 of this Agreement and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

     6. WITHDRAWAL OF FUND'S ASSETS. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Agreement no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; PROVIDED, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to


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provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund with respect to such liquidation or other withdrawal.

     7. DIRECTION AS TO ELIGIBLE FOREIGN CUSTODIAN. Notwithstanding this Delegation Agreement, the Fund, acting through its Board, its Investment Adviser or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

     8.   STANDARD OF CARE.   In carrying out its duties under this Agreement,
the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

     9.   REPRESENTATIONS.    The Delegate hereby represents and warrants that
it is a U.S. Bank and that this Agreement has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

     The Fund hereby represents and warrants that its Board has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

     10.  EFFECTIVENESS; TERMINATION.   This Agreement shall be effective as of
the date on which this Agreement shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Agreement shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

     11.  NOTICES.  Notices and other communications under this Agreement are


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to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Agreement and executed by both parties.

     12.  DEFINITIONS.   Capitalized terms in this agreement have the following
meanings:

     COMPULSORY SECURITIES DEPOSITORY - shall mean a Securities Depository the use of which is mandatory (i) under applicable law or regulation; (ii) because securities cannot be withdrawn from the depository; or, (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

     b. COUNTRY RISK - shall have the meaning set-forth in Section 9.1.2 of the Custodian Agreement.

     c. ELIGIBLE FOREIGN CUSTODIAN - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

     d. FUND'S ASSETS - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

     e. PROPER INSTRUCTIONS - shall have the meaning set forth in the Custodian Agreement.

     f. SECURITIES DEPOSITORY - shall have the meaning set forth in Rule 17f-5(a)(6).

     g. SOVEREIGN RISK - shall have the meaning set forth in Section 9.1.3 of the Custodian Agreement.

     h. U.S. BANK - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

     13. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in


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accordance with the laws of the State of New York.  The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New
York or of the state courts of such State.

     14.  FEES.     Delegate shall perform its functions under this agreement
for the compensation determined under the Custodian Agreement.

     15.  INTEGRATION.   This Agreement sets forth all of the Delegate's duties
with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement (including without limitation the provisions of Section 8.2 thereof) shall apply generally as to matters not expressly covered in this Agreement, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.


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NOW THEREFORE, the parties have caused this Agreement to be executed by its duly authorized representatives, effective as of the date first above written.



BROWN BROTHERS HARRIMAN & CO.           Nicholas Applegate Mutual Funds on
                                        behalf of the Portfolios listed on the
                                        attached Appendix "C"

By:                                          By:
    -------------------------------              -------------------------------
     Name:                                        Name:
           --------------------                         ------------------------
     Title:                                       Title:
           --------------------                         ------------------------
     Date:                                        Date:
           --------------------                         ------------------------


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                                      SCHEDULE 1
                          TO NICHOLAS APPLEGATE MUTUAL FUNDS
                                 DELEGATION AGREEMENT
                               AS OF JUNE ______, 1998


                                     ARGENTINA
                                     AUSTRALIA
                                      AUSTRIA
                                      BAHRAIN
                                     BANGLADESH
                                      BELGIUM
                                      BERMUDA
                                      BOLIVIA
                                      BOTSWANA
                                       BRAZIL
                                      BULGARIA
                                       CANADA
                                       CHILE
                                       CHINA
                                      COLOMBIA
                                   CZECH REPUBLIC
                                      DENMARK
                                      ECUADOR
                                       EGYPT
                                      FINLAND
                                       FRANCE
                                      GERMANY
                                       GHANA
                                       GREECE
                                     HONG KONG
                                      HUNGARY
                                       INDIA
                                     INDONESIA
                                      IRELAND
                                       ISRAEL
                                       ITALY
                                       JAPAN
                                       JORDAN
                                       KENYA
                                       KOREA
                                       LATVIA
                                      LEBANON
                                     LUXEMBOURG
                                      MALAYSIA
                                     MAURITIUS
                                       MEXICO
                                      NAMIBIA
                                    NETHERLANDS
                                    NEW ZEALAND
                                       NORWAY
                                        OMAN
                                      PAKISTAN
                                       PANAMA


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                                        PERU
                                    PHILIPPINES
                                       POLAND
                                      PORTUGAL
                                      ROMANIA
                                       RUSSIA
                                     SINGAPORE
                                      SLOVAKIA
                                    SOUTH AFRICA
                                       SPAIN
                                     SRI LANKA
                                     SWAZILAND
                                       SWEDEN
                                    SWITZERLAND
                                       TAIWAN
                                      THAILAND
                                       TURKEY
                                      UKRAINE
                                   UNITED KINGDOM
                                      URUGUAY
                                     VENEZUELA
                                       ZAMBIA
                                      ZIMBABWE


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